CONFORMED 1.




              SECURITIES AND EXCHANGE COMMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K
                         Current Report

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934



                  Date of Report: July 2, 2002
               (Date of earliest event reported)

                         HSBC USA INC.
     (Exact name of registrant as specified in its charter)

                      Maryland Corporation
                (State or other jurisdiction of
                 incorporation or organization)

                             1-7436
                    (Commission file number)

                           13-2764867
              (I.R.S. Employer Identification No.)

           452 Fifth Avenue, New York, New York 10018
            (Address of principal executive offices)

                         (212) 525-3735
       Registrant's telephone number, including area code




                         Not applicable
 (Former name or former address, if changed since last report)









                                                               2.



Item 5.  Other Events
---------------------

On June 28, 2002, HSBC USA Inc. announced that it had signed a memorandum of understanding with certain partners of Arthur Andersen LLP's (AA LLP) U.S. Private Client Service Practice and with AA LLP. The press release is attached as Exhibit 99.1.

This current report on Form 8-K contains statements that are considered "forward looking statements." The statements relate to the proposed transaction with certain partners of AA LLP's U.S. Private Client Service Practice for such partners to join a new HSBC Private Client Services Group as well as a memorandum of understanding with AA LLP relating to the release of such partners and providing for the acquisition of certain assets for a total consideration of approximately U.S. $15 million. The proposed transaction is subject to the completion of definitive legal documentation and certain other conditions.






                                                               3.



                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



                              HSBC USA Inc.

                              (REGISTRANT)



                               /s/ Gerald A. Ronning

                               NAME:   GERALD A. RONNING
                               TITLE:  EXECUTIVE VICE PRESIDENT &
                                       CONTROLLER



Date:  July 2, 2002



                                                     Exhibit 99.1



HSBC SIGNS MEMORANDUM OF UNDERSTANDING WITH CERTAIN PARTNERS OF
ARTHUR ANDERSEN LLP'S U.S. PRIVATE CLIENT SERVICE PRACTICE

New York, June 28, 2002 - Working with HSBC's Group Private Banking business, HSBC USA Inc has entered into a memorandum of understanding with certain partners of Arthur Andersen LLP's (AA
LLP) U.S. Private Client Service Practice for such partners to join a new HSBC Private Client Services Group in the U.S. serving the wealth and tax advisory needs of high net worth individuals.

It has also entered into a memorandum of understanding with AA LLP relating to the release of such partners and providing for the acquisition of certain assets for a total consideration of approximately US$15 million. The proposed transaction is subject to the completion of definitive legal documentation and certain other conditions.

The professionals from AA LLP's U.S. Private Client Services Practice who will be joining HSBC are recognized experts in the wealth and tax advisory field. The new business will be a strategic and core initiative for HSBC's private banking businesses both within HSBC USA Inc and across the Group.

Under the terms of the proposed transaction, a new company, Wealth and Tax Advisory Services, Inc., will be formed which will be a wholly-owned subsidiary of HSBC USA Inc. It will employ approximately 25 former partners and principals of AA LLP and 180 other former AA LLP personnel. The firm will operate from the following locations: New York City; Los Angeles, Orange County, and San Francisco, California; Boston, Massachusetts; Vienna, Virginia; West Palm Beach, Florida; and Charlotte, North Carolina.

Youssef A Nasr, President and CEO of HSBC USA Inc commented, "Establishing this business within HSBC USA Inc will allow us to provide added-value advisory services to our private banking clients and will help the continued expansion of our top-tier private banking operations, especially within the U.S.

It has long been HSBC's stated strategy to develop our wealth management and private banking business to better serve our clients. This high value-added, fee-generating business fits exactly within that strategy, widening the scope of services that we provide to our current and future clients."

Clive Bannister, Group General Manager and CEO of Group Private Banking, welcomed the transaction as further evidence of the HSBC Group's commitment to private banking, to North America, and to the provision of sophisticated advice to high net worth individuals and their families. In order to serve clients better, Group Private Banking has developed a number of global practices which offer a comprehensive range of specialized products and services to high net worth individuals. The new business will be part of this global effort.
Mark Vorsatz, CEO Designate of Wealth and Tax Advisory Services, Inc. added, "We are looking forward to joining the HSBC Group. This strategic partnership will allow us to provide enhanced services to both existing and new clients and better fulfill their wealth management needs."

About Group Private Banking
Group Private Banking is the organizational vehicle through which all HSBC Group private banking activities are managed, encompassing offices in over 50 centers with 5,500 staff managing and administering client assets in excess of US$200 billion. In the U.S., Domestic Private Banking provides private banking and wealth management services to wealthy individuals and their families from offices throughout the United States.

About HSBC USA Inc.
HSBC USA Inc is a New York State based bank holding company and is an indirectly-held, wholly-owned subsidiary of HSBC Holdings plc (NYSE: HBC). Headquartered in London, and with over 7,000 offices in 81 countries and territories, the HSBC Group is one of the world's leading banking and financial services organizations.

The Company's principal subsidiary is HSBC Bank USA (the bank) which has more than 415 branches in New York State giving it the most extensive branch network in New York. The bank also has eight branches in Florida, two in Pennsylvania, four in California and 17 in Panama.

For more information on HSBC USA Inc, or HSBC Bank USA and its products and services please visit www.us.hsbc.com.

Media Inquiries:    Linda Stryker-Luftig
                    212-525-3800
                    Linda.Stryker-Luftig@us.hsbc.com